Deloitte & Touche LLP Suite 400 1601 Wewatta Street Denver, CO 80202 USA Tel: +1 303 292 5400 Fax: +1 303 312 4000 www.deloitte.com

September 8, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Exhibit 13(a)(4) of SBH Trust's Form N-CSRS dated September 8, 2020, and have the following comments:

1.	We agree with the statements made in the first and second paragraphs.

2.	We have no basis on which to agree or disagree with the statements made in the third paragraph.

Yours truly,